                              SUBADVISORY AGREEMENT

   THIS  AGREEMENT is made and entered into on this 1st day of May, 2001 between
SECURITY  MANAGEMENT  COMPANY,  LLC (the "Adviser"),  a Kansas limited liability company,  registered under the Investment  Advisers Act of 1940, as amended (the
"Investment   Advisers  Act"),   and  DEUTSCHE  ASSET   MANAGEMENT,   INC.  (the
"Subadviser"),  a Delaware corporation and a wholly-owned indirect subsidiary of
Deutsche Bank AG.

                                   WITNESSETH:

   WHEREAS,  SBL  Fund  and  Security  Equity  Fund,  Kansas  corporations,  are registered  with the Securities and Exchange  Commission (the  "Commission")  as
open-end  management  investment  companies under the Investment  Company Act of
1940, as amended (the "Investment Company Act");

   WHEREAS,  SBL Fund is  authorized  to issue  shares of Series I and Series H, each a separate  series of SBL Fund and Security  Equity Fund is  authorized  to issue shares of the International  Series and the Enhanced Index Series,  each a separate  series  of  Security  Equity  Fund  (each  series  referred  to herein individually as a "Fund" and collectively as the "Funds");

   WHEREAS,  each of SBL Fund and  Security  Equity  Fund  has,  pursuant  to an
Advisory  Agreement with the Adviser (the "Advisory  Agreements"),  retained the
Adviser to act as investment adviser for and to manage each Fund's assets;

   WHEREAS,  the Advisory  Agreements  permit the Adviser to delegate certain of its duties under the Advisory Agreements to other investment  advisers,  subject to the requirements of the Investment Company Act;

   WHEREAS,  the Adviser  desires to retain the Subadviser as subadviser for the
Funds to act as investment adviser for and to manage each Fund's Investments (as defined below) and the Subadviser desires to render such services; and

   WHEREAS,  the Adviser and Subadviser  desire this Agreement to supersede each of the  Subadvisory  Agreements  between the Adviser and Bankers Trust  Company, dated January 26, 1999, April 30, 1999 and June 4, 1999.

   NOW,  THEREFORE,  the Adviser and Subadviser do mutually agree and promise as follows:

   1.  APPOINTMENT AS  SUBADVISER.  The Adviser hereby retains the Subadviser to act as investment  adviser for and to manage certain assets of the Funds subject to the supervision of the Adviser and the respective  Boards of Directors of SBL
Fund and Security  Equity Fund and subject to the terms of this  Agreement;  and the Subadviser hereby accepts such employment.  In such capacity, the Subadviser shall be responsible for each Fund's Investments.

   2. DUTIES OF SUBADVISER.

      (a)  INVESTMENTS.  The  Subadviser is hereby  authorized  and directed and hereby agrees,  subject to the stated investment policies and restrictions of the Funds as set forth in each Fund's  current  prospectus  and  statement of additional  information as currently in effect and as supplemented or amended from time to time (collectively  referred to hereinafter as the "Prospectus")
   and subject to the directions of the Adviser and the respective  Fund's Board to  purchase,  hold  and  sell  investments  for  the  account  of the  Funds
   (hereinafter  "Investments")  and  to  monitor  on  a  continuous  basis  the performance  of such  Investments.  The  Subadviser  shall give the Funds the benefit of its best efforts in rendering its services as Subadviser.

      (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the  Adviser  and the  respective  Fund's  Board to  establish  and  maintain accounts on behalf of each Fund with,  and place  orders for the purchase and sale of the Fund's  Investments  with or through,  such  persons,  brokers or dealers as Subadviser may select and negotiate commissions to be paid on such transactions.  The  Subadviser  agrees  that in placing  such orders it shall attempt to obtain best  execution,  provided  that,  the  Subadviser  may, on behalf  of a Fund,  pay  brokerage  commissions  to a broker  which  provides brokerage  and research  services to the  Subadviser  in excess of the amount another broker would have charged for effecting the transaction, provided (i)
   the  Subadviser  determines  in good faith that the amount is  reasonable  in relation to the value of the brokerage and research  services provided by the executing  broker in terms of the  particular  transaction or in terms of the
   Subadviser's  overall  responsibilities  with  respect  to the  Fund  and the accounts as to which the Subadviser  exercises  investment  discretion,  (ii)
   such  payment is made in  compliance  with  Section  28(e) of the  Securities
   Exchange  Act of  1934,  as  amended,  and  any  other  applicable  laws  and
   regulations,   and  (iii)  in  the  opinion  of  the  Subadviser,  the  total commissions  paid by the Fund will be  reasonable in relation to the benefits to the Fund over the long term. It is recognized  that the services  provided by such  brokers  may be  useful to the  Subadviser  in  connection  with the
   Subadviser's  services to other  clients.  On occasions  when the  Subadviser deems the  purchase  or sale of a security to be in the best  interests  of a
   Fund as well as other  clients  of the  Subadviser,  the  Subadviser,  to the extent permitted by applicable laws and regulations,  may, but shall be under no obligation  to,  aggregate the securities to be sold or purchased in order to  obtain  the  most  favorable  price or lower  brokerage  commissions  and efficient  execution.  In such event,  allocation  of  securities  so sold or purchased, as well as the expenses incurred in the transaction,  will be made by the  Subadviser  in the manner  the  Subadviser  considers  to be the most equitable and consistent  with its fiduciary  obligations to the Funds and to such other  clients.  The Subadviser  will report on such  allocations at the request of the Adviser,  the Funds or the respective  Fund's Board  providing such  information as the number of aggregated  trades to which the Fund was a party,  the  broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades.

      (c) SECURITIES  TRANSACTIONS.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities  or  other  instruments  to  a  Fund  ("Principal  Transactions");
   PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with a Fund if (i) the  transaction  is  permissible  under  applicable  laws  and regulations,  including,  without limitation,  the Investment Company Act and the  Investment  Advisers  Act  and the  rules  and  regulations  promulgated thereunder, and (ii) the transaction receives the express written approval of the Adviser.

      The  Subadviser  agrees to observe  and comply  with Rule 17j-1  under the
   Investment  Company  Act and its Code of  Ethics,  as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

      (d) BOOKS AND RECORDS.  The Subadviser will maintain all books and records required  to be  maintained  pursuant to the  Investment  Company Act and the rules and  regulations  promulgated  thereunder  with respect to transactions made by it on behalf of the Funds including,  without  limitation,  the books and records required by Subsections (b)(1), (5), (6), (7), (9), (10) and (11)
   and Subsection  (f) of Rule 31a-1 under the Investment  Company Act and shall timely furnish to the Adviser all  information  relating to the  Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Funds  required by Rule 31a-1 under the  Investment  Company  Act. The
   Subadviser  will also  preserve  all such books and  records  for the periods prescribed  in Rule 31a-2 under the  Investment  Company Act, and agrees that such books and records shall remain the sole property of the respective  Fund and shall be immediately  surrendered to a Fund upon request.  The Subadviser further agrees that all books and records maintained  hereunder shall be made available  to the Funds or the Adviser at any time upon  reasonable  request, including telecopy, during any business day.

      (e) INFORMATION CONCERNING  INVESTMENTS AND SUBADVISER.  From time to time as the Adviser or the Funds may  request,  the  Subadviser  will  furnish the requesting party reports on portfolio transactions and reports on Investments held in the  portfolio,  all in such  detail as the  Adviser or the Funds may reasonably  request.  The  Subadviser  will make  available  its officers and employees to meet with the respective Fund's Board of Directors at the Funds'
   principal  place of business on due notice to review the  Investments  of the
   Funds.

      The  Subadviser  will  also  provide  such  information  or  perform  such additional  acts as are  customarily  performed  by a  subadviser  and may be required  for the  Funds or the  Adviser  to  comply  with  their  respective
   obligations  under  applicable  laws,  including,   without  limitation,  the
   Internal  Revenue  Code of 1986,  as amended  (the  "Code"),  the  Investment
   Company Act, the  Investment  Advisers  Act, the  Securities  Act of 1933, as
   amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

      (f)  CUSTODY  ARRANGEMENTS.   The  Subadviser  shall  provide  the  Funds'
   custodian, on each business day with information relating to all transactions concerning each Fund's assets.

      (g)  COMPLIANCE  WITH  APPLICABLE  LAWS AND  GOVERNING  DOCUMENTS.  In all
   matters relating to the performance of this Agreement, the Subadviser and its directors,  officers, partners, employees and interested persons shall act in conformity with each Fund's Articles of Incorporation, By-Laws, and currently effective  registration  statement  and with  the  written  instructions  and directions of the respective  Fund's Board and the Adviser,  and shall comply with the requirements of the Investment Company Act, the Investment  Advisers
   Act, the Commodity  Exchange Act (the "CEA"),  the rules thereunder,  and all other applicable federal and state laws and regulations.

      In carrying  out its  obligations  under this  Agreement,  the  Subadviser shall,  solely with regard to those matters  within its control,  ensure that each Fund complies with all applicable statutes and regulations  necessary to qualify the Fund as a Regulated  Investment Company under Subchapter M of the
   Code (or any successor  provision),  and shall notify the Adviser immediately upon having a  reasonable  basis for  believing  that a Fund has ceased to so qualify or that it might not so qualify in the future.

      In carrying out its obligations under this Agreement, the Subadviser shall invest the assets of Series H and Series I in such a manner as to ensure that each such Fund complies with the diversification provisions of Section 817(h)
   of  the  Code  (or  any  successor  provision)  and  the  regulations  issued
   thereunder  relating  to  the   diversification   requirements  for  variable
   insurance contracts and any prospective  amendments or other modifications to
   Section 817 or regulations  thereunder.  Subadviser  shall notify the Adviser immediately upon having a reasonable basis for believing that either Fund has ceased to comply and will take all reasonable  steps to adequately  diversify such Fund so as to achieve  compliance  within the grace  period  afforded by
   Regulation 1.817-5.

      The  Adviser  has  furnished  the  Subadviser  with  copies of each of the following  documents and will furnish the Subadviser at its principal  office all future  amendments and supplements to such documents,  if any, as soon as practicable  after such  documents  become  available:  (i) the  Articles  of
   Incorporation  of each  Fund,  (ii) the  By-Laws  of each Fund and (iii) each
   Fund's  registration  statement  under  the  Investment  Company  Act and the
   Securities Act of 1933, as amended, as filed with the Commission.

      (h) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection  with any matters submitted to a vote of shareholders of securities held by the Funds.

   3. INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority  to act  for or  represent  the  Funds  or the  Adviser  in any way or otherwise be deemed an agent of the Funds or the Adviser.

   4.  COMPENSATION.  The Adviser shall pay to the Subadviser,  for the services rendered hereunder, the fees set forth in Exhibit A attached hereto.

   5.  EXPENSES.  The  Subadviser  shall  bear all  expenses  incurred  by it in connection  with its services under this Agreement and will,  from time to time, at its sole expense employ or associate  itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.
However,  the  Subadviser  shall not assign or delegate  any of its duties under this  Agreement  without the approval of the Adviser and the  respective  Fund's
Board.

   6.  REPRESENTATIONS AND WARRANTIES OF SUBADVISER.  The Subadviser  represents and warrants to the Adviser and the Funds as follows:

      (a) It is  registered  as an  "investment  advisor"  under the  Investment
   Advisers Act of 1940 ("Advisers Act");

      (b) The Subadviser will  immediately  notify the Adviser of the occurrence of any  event  that  would  disqualify  the  Subadviser  from  serving  as an investment  adviser of an investment  company pursuant to Section 9(a) of the
   Investment Company Act;

      (c) The Subadviser is not required to register with the Commodity  Futures
   Trading  Commission (the "CFTC") as a commodity  trading advisor  pursuant to
   Section 1a(5)(B) or 4m of the CEA;

      (d) The Subadviser is a corporation  duly  organized and validly  existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

      (e) The  execution,  delivery and  performance  by the  Subadviser of this
   Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders,  and no action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on the  part of the  Subadviser  for the  execution,  delivery  and performance by the Subadviser of this Agreement, and the execution,  delivery and  performance  by the  Subadviser of this  Agreement do not  contravene or constitute a default  under (i) any  provision  of  applicable  law,  rule or regulation,  (ii)  the  Subadviser's  governing  instruments,  or  (iii)  any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Subadviser;

      (f) This Agreement is a valid and binding agreement of the Subadviser;

      (g) The Form ADV of the Subadviser previously provided to the Adviser is a true  and  complete  copy of the  form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects and does not omit to state any material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   7.  REPRESENTATIONS  AND  WARRANTIES OF ADVISER.  The Adviser  represents and warrants to the Subadviser as follows:

      (a) The Adviser is registered as an investment  adviser under the Advisers
   Act;

      (b) The  Adviser  has filed a notice of  exemption  pursuant  to Rule 4.14 under the CEA with the CFTC and the National Futures Association;

      (c) The Adviser is a limited  liability company duly organized and validly existing  under  the laws of the  State of  Kansas  with the power to own and possess its assets and carry on its business as it is now being conducted;

      (d)  The  execution,  delivery  and  performance  by the  Adviser  of this
   Agreement  are within the Adviser's  powers and have been duly  authorized by all  necessary  action  on the part of its  members,  and no  action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on  the  part  of the  Adviser  for  the  execution,  delivery  and performance by the Adviser of this Agreement, and the execution, delivery and performance  by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii)
   the  Adviser's  governing  instruments,  or (iii)  any  agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

      (e) This Agreement is a valid and binding agreement of the Adviser;

      (f) The Form ADV of the Adviser previously provided to the Subadviser is a true  and  complete  copy of the  form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects and does not omit to state any material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

   8. SURVIVAL OF REPRESENTATIONS  AND WARRANTIES;  DUTY TO UPDATE  INFORMATION.
All  representations  and  warranties  made by the  Subadviser  and the  Adviser pursuant  to  Sections 6 and 7 hereof  shall  survive  for the  duration of this
Agreement  and the parties  hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   9. LIABILITY AND INDEMNIFICATION.

      (a)  LIABILITY.  In the  absence  of  willful  misfeasance,  bad  faith or negligence on the part of the Subadviser or a breach of its duties hereunder, the  Subadviser  shall not be subject to any  liability to the Adviser or the
   Funds or any of the  Funds'  shareholders,  and,  in the  absence  of willful misfeasance,  bad faith or  negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the  Subadviser,  for any act or omission in the case of, or connected  with, rendering  services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of Investments;  PROVIDED,  HOWEVER,  that nothing herein  shall  relieve  the  Adviser  and the  Subadviser  from  any of their obligations under applicable law, including,  without limitation, the federal and state securities laws and the CEA.

      (b)  INDEMNIFICATION.  The Subadviser  shall indemnify the Adviser and the
   Funds,  and their  respective  officers and directors,  for any liability and expenses,  including reasonable  attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, negligence, breach of its duties  hereunder or violation of applicable law,  including,  without limitation,  the federal and state  securities  laws or the CEA.  The Adviser shall  indemnify  the  Subadviser  and its  officers and  directors,  for any liability and expenses,  including  reasonable  attorneys' fees, which may be sustained  as a result  of the  Adviser's  willful  misfeasance,  bad  faith, negligence,  breach of its duties  hereunder or violation of applicable  law, including,  without limitation,  the federal and state securities laws or the
   CEA.

   10. DURATION AND TERMINATION.

      (a) DURATION.  This Agreement  shall become  effective upon the date first above  written,  provided  that this  Agreement  shall not take  effect  with respect  to a Fund  unless  it has  first  been  approved  (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) to the extent  required by  applicable  law, by vote of a majority of the Fund's  outstanding  voting securities. This Agreement shall continue in effect for a period of two years from the date  hereof,  subject  thereafter  to being  continued in force and effect from year to year with respect to each Fund if  specifically  approved each year by either (i) the Board of  Directors  of the Fund,  or (ii) by the
   affirmative vote of a majority of the Fund's  outstanding  voting securities.
   In addition to the foregoing,  each renewal of this Agreement with respect to a Fund must be approved by the vote of a majority of the Fund's directors who are not parties to this  Agreement or  interested  persons of any such party, cast in  person  at a  meeting  called  for the  purpose  of  voting  on such approval.  Prior to voting on the  renewal  of this  Agreement,  the Board of
   Directors of each Fund may request and  evaluate,  and the  Subadviser  shall furnish, such information as may reasonably be necessary to enable the Fund's
   Board of Directors to evaluate the terms of this Agreement.

      (b)  TERMINATION.  Notwithstanding  whatever may be provided herein to the contrary,  this Agreement may be terminated at any time,  without  payment of any penalty:

         (i) By vote of a  majority  of the  Board of  Directors  of a Fund with respect to that Fund, or by vote of a majority of the  outstanding  voting securities of the Fund, or by the Adviser,  in each case,  upon sixty (60)
      days' written notice to the Subadviser;

         (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice period, upon twenty (20) days written notice;

         (iii) By the Adviser  immediately upon written notice to the Subadviser if the Subadviser  becomes unable to discharge its duties and  obligations under this Agreement; or

         (iv) By the Subadviser  upon 180 days written notice to the Adviser and the Fund.

   This  Agreement  shall  not be  assigned  (as  such  term is  defined  in the
   Investment  Company  Act)  without the prior  written  consent of the parties hereto.  This Agreement  shall  terminate  automatically  in the event of its assignment  without  such  consent or upon the  termination  of the  Advisory
   Agreement.

   11. DUTIES OF THE ADVISER.  The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreements and shall oversee and review the  Subadviser's  performance  of its duties under this Agreement.

   12.  AMENDMENT.  This  Agreement  may be  amended  by mutual  consent  of the parties,  provided that the terms of each such  amendment with respect to a Fund shall  be  approved  by the  Board  of  Directors  of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

   13. CONFIDENTIALITY.  Subject to the duties of the Adviser, the Funds and the
Subadviser to comply with applicable law, including any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties  hereto  shall treat as confidential  all  information  pertaining  to the Funds and the  actions of the
Subadviser, the Adviser and the Funds in respect thereof.

   14.  NOTICE.  Any notice  that is required to be given by the parties to each other (or to the Funds) under the terms of this  Agreement  shall be in writing, delivered,  or mailed  postpaid to the other party,  or transmitted by facsimile with  acknowledgment  of receipt,  to the parties at the following  addresses or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

      (a)  If to the Subadviser:

           Deutsche Asset Management, Inc.
           130 Liberty Street
           Mail Stop: NYC02-3505
           New York, New York 10006
           Attention:  Brian Bader
           Facsimile:  (212) 669-0937

      (b)  If to the Adviser:

           Security Management Company, LLC
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  James R. Schmank, President
           Facsimile:  (785) 431-3080

      (c)  If to Security Equity Fund:

           Security Equity Fund
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  Amy J. Lee, Secretary
           Facsimile:  (785) 431-3080

      (d)  If to SBL Fund:

           SBL Fund
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  Amy J. Lee, Secretary
           Facsimile:  (785) 431-3080

   15.  INSTRUCTIONS.  The  Subadviser  is  authorized  to honor  and act on any notice,  instruction or  confirmation  given by the Adviser in writing signed or sent by one of the persons whose names,  addresses and specimen  signatures will be provided by the Adviser from time to time.

   16.  GOVERNING LAW;  JURISDICTION.  This  Agreement  shall be governed by and construed in accordance with the internal laws of the State of Kansas.

   17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   18.  CAPTIONS.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   19.  SEVERABILITY.  If any provision of this Agreement  shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   20. CERTAIN DEFINITIONS.

      (a)  "BUSINESS  DAY." As used  herein,  business  day means any  customary business  day in the United  States on which the New York Stock  Exchange  is open.

      (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision  of the  Investment  Company Act shall be resolved by  reference to such term or provision of the Investment  Company Act and to  interpretations thereof,  if any, by the U.S.  courts or, in the  absence of any  controlling decisions of any such court, by rules,  regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically,  as used herein,  "investment  company,"  "affiliated  person,"  "interested  person,"
   "assignment," "broker," "dealer" and "affirmative vote of the majority of the
   Fund's  outstanding  voting  securities"  shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such  meaning as such term has in the  Investment  Advisers  Act and the
   Investment Company Act, and in the event of a conflict between such Acts, the most expansive  definition shall control. In addition,  where the effect of a requirement of the Investment  Company Act reflected in any provision of this
   Agreement  is  relaxed  by a rule,  regulation  or order  of the  Commission, whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                         SECURITY MANAGEMENT COMPANY, LLC

                                         By:      JAMES R. SCHMANK
                                                  ------------------------------
                                         Name:    James R. Schmank
                                         Title:   President

                                         Attest:  CHRIS SWICKARD
                                                  ------------------------------
                                         Name:    Chris Swickard
                                         Title:   Assistant Secretary

                                         DEUTSCHE ASSET MANAGEMENT,  INC.

                                         By:      MARCO VEISSID
                                                  ------------------------------
                                         Name:    Marco Veissid
                                         Title:   Director

                                         Attest:  HENRY VISWAT
                                                  ------------------------------
                                         Name:    Henry Viswat
                                         Title:   Vice President

                                    EXHIBIT A

                                 SUBADVISORY FEE

1.  INTERNATIONAL FUNDS

   The parties agree that the fee paid by the Adviser to the  Subadviser for the services  rendered by the  Subadviser  to the  International  Series of Security
Equity  Fund and Series I of SBL Fund  (collectively  referred  to herein as the
"International  Funds") shall be based on the combined  average daily net assets of the International Funds. For all services rendered to the International Funds by the Subadviser hereunder,  Adviser shall pay to Subadviser an annual fee (the
"Subadvisory Fee"), as follows:

   An  annual  rate of .60% of the  combined  average  daily  net  assets of the
International Funds of $200 million or less; and

   An  annual  rate of .55% of the  combined  average  daily  net  assets of the
International Funds of more than $200 million.

   The  Subadvisory  Fee shall be accrued for each  calendar day the  Subadviser renders  subadvisory  services  hereunder  and the sum of the daily fee accruals shall be paid monthly to the  Subadviser  as soon as  practicable  following the last day of each month, by wire transfer if so requested by the Subadviser,  but no later than fifteen (15) calendar days thereafter.  If this Agreement shall be effective for only a portion of a year, then the  Subadviser's fee for said year shall  be  prorated  for such  portion.  For  purposes  of  calculating  the fee hereunder,  the value of the net  assets  of the  International  Funds  shall be computed in the same manner at the end of the  business day as the value of such net assets are computed in connection  with the  determination  of the net asset value of the International  Funds' shares as described in the applicable current
Prospectus.

2.  ENHANCED INDEX FUNDS

   The parties agree that the fee paid by the Adviser to the  Subadviser for the services  rendered by the  Subadviser  to the Enhanced  Index Series of Security
Equity  Fund and Series H of SBL Fund  (collectively  referred  to herein as the
"Enhanced Index Funds"), shall be based on the combined average daily net assets of the Enhanced Index Funds.

   For all  services  rendered to the  Enhanced  Index  Funds by the  Subadviser hereunder,  Adviser  shall pay to  Subadviser  an annual  fee (the  "Subadvisory
Fee"), as follows:

   An  annual  rate of .20% of the  combined  average  daily  net  assets of the
Enhanced Index Funds of $100 million or less; and

   An  annual  rate of .15% of the  combined  average  daily  net  assets of the
Enhanced Index Funds of more than $100 million but less than $300 million; and

   An  annual  rate of .13% of the  combined  average  daily  net  assets of the
Enhanced Index Funds of more than $300 million.

The  Subadvisory  Fee shall be  accrued  for each  calendar  day the  Subadviser renders  subadvisory  services  hereunder  and the sum of the daily fee accruals shall be paid monthly to the  Subadviser  as soon as  practicable  following the last day of each month, by wire transfer if so requested by the Subadviser,  but no later than fifteen (15) calendar days thereafter.  If this Agreement shall be effective for only a portion of a year, then the  Subadviser's fee for said year shall  be  prorated  for such  portion.  For  purposes  of  calculating  the fee hereunder,  the value of the net assets of the  Enhanced  Index  Funds  shall be computed in the same manner at the end of the  business day as the value of such net assets are computed in connection  with the  determination  of the net asset value of the Enhanced Index Funds' shares as described in the applicable current
Prospectus.

3.  ENHANCED INDEX FUNDS' MINIMUM FEES

   The schedule in 2 above is subject to the following  minimum fees: (i) in the first year from the date the Enhanced  Index  Series of Security  Equity Fund is seeded (the  "Seeding  Date"),  no minimum fee; (ii) in the second year from the
Seeding Date, $100,000 minimum and (iii) in the third year from the Seeding Date and each year  thereafter,  $200,000  minimum.  If at the end of the second year from the Seeding  Date,  the total amount of the fees paid by the Adviser to the
Subadviser  for services to the Enhanced Index Funds is  collectively  less than
$100,000,  then the Adviser  will pay any such  difference  in a lump-sum to the
Subadviser. If at the end of the third year from the Seeding Date, and each year thereafter  that this Agreement is in effect,  the total amount of the fees paid by the Adviser to the  Subadviser  for services to the  Enhanced  Index Funds is collectively  less than $200,000,  then the Adviser will pay any such difference in a lump-sum to the Subadviser.